Exhibit 99.1

May 16, 2007

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 16, 2007 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen week period ended March 31, 2007.

         Net sales for the thirteen weeks ended March 31, 2007 increased
4% to $4.8 million compared with net sales of $4.6 million for the thirteen weeks ended April 1, 2006. Sales increased moderately in all product categories.

         For the thirteen weeks ended March 31, 2007, the Company reported an increase in operating income to $224,000 as compared with operating income of $132,000 for the comparable 2006 period. The Company's operating results continued to be negatively impacted during the thirteen week period ended March 31, 2007 as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses and higher packaging and freight charges. The Company expects that during the remainder of 2007 its operating expenses will continue to be affected by these same factors.

         The Company incurred a stock compensation expense of approximately $288,000 for the thirteen weeks ended March 31, 2007 arising from the purchase 175,000 stock options from an officer. The expense was calculated as the difference between the market price of the Company's common stock on the date of the transaction ($3.11), less an agreed 25% discount, or $2.3325) minus the option exercise price ($.6875), resulting in a net buyback of $1.645 per share.


         Net income for the thirteen weeks ended March 31, 2007 increased to $128,000 ($0.02 per share) compared to $71,000 ($0.01 per share) for the thirteen week period ended April 1, 2006.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our results in the first quarter of 2007 reflect the continuation of our efforts to increase the sales of our flagship products. We believe that our business plan of concentrating on our core business of non-dairy frozen desserts and soy-cheese products is driving the growth in our sales and operating income," said David Mintz, the Company's Chairman and CEO. "We intend to continue to implement our business plan in the remainder of 2007 and look forward to continuing improvements in our sales and operating income and improved margins and increased market penetration during the approaching summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                               -------------------
                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                                Thirteen weeks    Thirteen weeks
                                                 ended 3/31/07     ended 4/1/06
                                                 -------------     ------------

Net sales ....................................       $4,846          $4,588

Cost of sales ................................        3,150           3,393
                                                     ------          ------

Gross profit .................................        1,696           1,195

Operating expenses ...........................        1,472           1,063
                                                     ------          ------

Operating income .............................          224             132

Income before income taxes ...................          224             132

Income taxes .................................           96              61
                                                     ------          ------

Net income ...................................       $  128          $   71
                                                     ======          ======

Net income per common share:

         Basic ...............................       $ 0.02          $ 0.01
                                                     ======          ======

         Diluted .............................       $ 0.02          $ 0.01
                                                     ======          ======

Weighted average common shares outstanding:

         Basic ...............................        5,543           5,446
                                                     ======          ======

         Diluted .............................        5,813           6,013
                                                     ======          ======



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


                               TOFUTTI BRANDS INC.
                               -------------------
                            Condensed Balance Sheets
                            ------------------------
                      (in thousands, except share figures)

                                                                 March 31,            December 30,
                                                                   2007                   2006
                                                               -----------            ------------
                                                               (unaudited)
Assets
Current assets:
     Cash and equivalents                                        $123                   $289
     Accounts receivable, net of allowance for doubtful
        accounts of $258 and $243, respectively                 2,302                  2,084
     Inventories                                                3,211                  2,992
     Prepaid expenses                                               6                      2
     Deferred income taxes                                        558                    558
                                                                  ---                    ---
                Total current assets                            6,200                  5,925
                                                                -----                  -----

Fixed assets (net of accumulated amortization of
        $20 and $19)                                               28                     29
Other assets                                                       16                     16
                                                                   --                     --
                                                               $6,244                 $5,970
                                                               ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                          $1,011                   $711
     Accrued expenses                                             137                    277
     Accrued officers' compensation                               625                    500
     Income taxes payable                                         314                    472
                                                                  ---                    ---
                  Total current liabilities                     2,087                  1,960
                                                                -----                  -----


Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                    --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,653,467 shares at March 31, 2007
         and 5,433,467 shares at December 30, 2006                 57                     54
     Additional paid-in capital                                   223                     56
     Retained earnings                                          3,877                  3,900
                                                                -----                  -----
                 Total stockholders' equity                     4,157                  4,010
                                                                -----                  -----
                 Total liabilities and stockholders' equity    $6,244                 $5,970
                                                               ======                 ======